Exhibit 3.17

RECEIVED

NOV 28 2006

Utah Div. Of Corp. & Comm. Code

ARTICLES OF ORGANIZATION

OF

BRESNAN BROADBAND OF UTAH, LLC

ARTICLE I

NAME OF LIMITED LIABILITY COMPANY

The name of the limited liability company hereby formed is Bresnan Broadband of Utah, LLC (the “Company”).

ARTICLE II

BUSINESS PURPOSES

The business purposes for which the Company is organized are:

(a) To provide telecommunications services;

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the Act.

(c) To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

The foregoing clauses shall be construed to as to not limit or restrict in any manner the general power of the Company.

ARTICLE III

REGISTERED AGENT NAME, SIGNATURE AND STREET ADDRESS

CT Corporation System

50 West Broadway Street, Suite 800

Salt Lake City, Utah 84101

I hereby accept appointment as Registered Agent for the Company:

CP Corporation System		Ms. Kim Miyake Special Assistant
By:	/s/ Kim Miyake	Secretary

The director of the Division of Transportation and Commercial Code of the Utah Department of Commerce is appointed the agent of the Company for service of process if the above-named registered agent) has, without succesor, resignal, the agent’s authority has been revoked or the agent cannot be found or served with the exercise of reasonable diligence.

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	Date:	11/26/2006
	Receipt Number:	1956607
	Amount Paid:	$52.00

6401518

ARTICLE IV

DESIGNATED OFFICE

98 West Harding Avenue

Cedar City, Utah 84720

ARTICLE V

ORGANIZER(S)

The Company does not have organizers who are not members of the Company.

ARTICLE VI

MANAGEMENT

The Company will be member managed.

The name and address of the Member is

Bresnan Digital Services, LLC One Manhattanville Road Purchase, New York 10577
Member Signature:
Bresnan Digital Services, LLC
By:	Bresnan Communications, LLC, Member
	By:	Bresnan Broadband Holdings, LLC, Manager
		By:	Bresnan Communications, Inc., Manager
			By:	/s/ Robert Bresnan
Robert Bresnan
Senior Vice President and General Counsel

ARTICLE VII

PRINCIPAL ADDRESS

One Manhattanville Road

Purchase, New York 10577

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